UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 22, 2015

Exponent, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-18655 (Commission File Number)	770218904 (IRS Employer Identification Number)

149 Commonwealth Drive
Menlo Park, CA, 94025
(Address of principal executive offices including zip code)

(650) 326-9400
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

On April 22, 2015, Exponent Inc. issued a press release announcing its financial results for the first quarter ended April 3, 2015.  The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 7.01.  Regulation FD Disclosure.

On April 22, 2015, Exponent, Inc. (the “Company”) announced that its Board of Directors has approved a two-for-one stock split of its common stock and a change in the number of authorized shares of common and preferred stock to 80 million and 2 million, respectively, each subject to stockholder approval of both the split and the change in authorized shares at the 2015 annual meeting of stockholders on May 28, 2015.  The Company also announced that its Board of Directors has declared a quarterly cash dividend to be paid on June 26, 2015 to all common stockholders of record as of June 12, 2015.  If the proposed stock split and the change in authorized shares are approved by stockholders the cash dividend will be $0.15 per share.  If the proposed stock split, the change in authorized shares, or both are not approved by stockholders, the cash dividend will be $0.30 per share.

A copy of the press release announcing the stock split and dividend is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

Exhibit 99.1.  Press release dated April 22, 2015.

Exhibit 99.2.  Press release dated April 22, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 22, 2015

EXPONENT, INC.
By:	/s/ Richard L. Schlenker
Richard L. Schlenker
Chief Financial Officer